EXHIBIT 10.16
                                                                   -------------



                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT dated November 30, 2001 (this "Agreement"), among NetPro Holdings, Inc., a Delaware corporation (the "Company"), Change Technology Partners, Inc., a Delaware corporation ("Change") and Adelson Investors LLC ("Adelson", and together with Change, the "Purchasers").

         WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to each Purchaser the number of shares, par value $.001 per share, of Series A-1 Convertible Redeemable Participating Preferred Stock of the Company (the "Preferred Stock") set forth opposite such Purchaser's name on Schedule 2.1 hereto, for the consideration set forth opposite such Purchaser's name on Schedule 2.1 hereto and

         WHEREAS, each share of Preferred Stock is convertible (subject to adjustment) into one share, par value $.001 per share, of common stock of the Company (the "Common Stock").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "ADELSON" has the meaning set forth in the preamble to this Agreement.

         "AFFILIATE" shall mean any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, the partners or members of a partnership or limited liability company, as the case may be, shall be deemed to be Affiliates of such partnership or limited liability company.

         "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION" means the Amended and Restated Certificate of Incorporation with respect to the Preferred Stock adopted by the Board of Directors and duly filed with the Secretary of State of the State of Delaware on or before the Closing Date substantially in the form attached hereto as EXHIBIT B in accordance with the terms of the Stockholders Agreement.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or required by law or executive order to close.

         "BY-LAWS" means the by-laws of the Company in effect on the Closing Date substantially in the form attached hereto as EXHIBIT A, as the same may be amended from time to time in accordance with the terms of the Stockholders Agreement.

         "CHANGE" has the meaning set forth in the preamble to this Agreement.

         "CLOSING" has the meaning set forth in Section 2.4 of this Agreement.

         "CLOSING DATE" has the meaning set forth in Section 2.4 of this Agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

         "COMMISSION" means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

         "COMMON STOCK" means the Common Stock of the Company, par value $.001 per share.

         "COMPANY" has the meaning set forth in the preamble to this Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "GAAP" means United States generally accepted accounting principles in effect from time to time.

         "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.


         "KNOWLEDGE" means the knowledge of its officers after due inquiry.

         "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

         "ORDERS" has the meaning set forth in Section 3.2 of this Agreement.

         "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "PREFERRED STOCK" has the meaning set forth in the recitals to this Agreement.

         "PURCHASED SHARES" has the meaning set forth in Section 2.1 of this Agreement.

         "PURCHASERS" has the meaning set forth in the preamble to this Agreement.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement substantially in the form attached hereto as EXHIBIT C.

         "REQUIREMENTS OF LAW" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "STOCK EQUIVALENTS" means any security or obligation which is by its terms convertible into or exchangeable for shares of Common Stock or other capital stock or securities of the Company, and any option, warrant or other subscription or purchase right with respect to Common Stock or such other capital stock or securities.

         "STOCK OPTION PLAN" means the 2001 Stock Option Plan of the Company pursuant to which up to 12,000,000 shares of restricted stock and options to purchase shares of Common Stock are reserved and available for grant to officers, directors, employees and consultants of the Company.

         "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement substantially in the form attached hereto as EXHIBIT D.

         "TAXES" has the meaning set forth in Section 3.12 of this Agreement.

         "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Stockholders Agreement and the Registration Rights Agreement.

                                   ARTICLE II

                      PURCHASE AND SALE OF PREFERRED STOCK
                      ------------------------------------

         2.1 PURCHASE AND SALE OF PREFERRED STOCK. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, on the Closing Date the number of shares of Preferred Stock set forth opposite such Purchaser's name on SCHEDULE 2.1 hereto, for the considerations set forth opposite such Purchaser's name on SCHEDULE 2.1 hereto (all of the shares of Preferred Stock being purchased pursuant hereto being referred to herein as the "Purchased Shares").

         2.2 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. The Purchased Shares shall have the preferences and rights set forth in the Amended and Restated Certificate of Incorporation.

         2.3 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Purchased Shares to the Purchasers to fund the Company's working capital.

         2.4 CLOSING. The closing of the sale and purchase of the Purchased Shares (the "Closing") shall take place at the offices of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLC, on the date hereof (the "Closing Date"). On the Closing Date, or as soon as such certificates are available, the Company shall deliver to each of the Purchasers a certificate or certificates in definitive form and registered in the name of each such Purchaser, representing its Purchased Shares against delivery by each of the Purchasers to the Company of the aggregate purchase price therefor by assignment of notes.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company represents and warrants to each of the Purchasers as follows:

         3.1 CORPORATE EXISTENCE AND POWER. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents. No jurisdiction, other than those referred to in clause
(c) above, has claimed, in writing or otherwise, that the Company is required to qualify as a foreign corporation or other entity therein, and the Company does not file any franchise, income or other tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom. The Company does not own or lease property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions referred to in clause (c) above.

         3.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Restated Certificate of Incorporation or the By-laws; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company.

         3.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. Assuming the accuracy of the Purchasers' representations and warranties in Section 4.3, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

         3.4 BINDING EFFECT. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         3.5      CAPITALIZATION.

                  (a) On the Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company shall consist of (i) 60,357,096 shares of Common Stock, of which one share is issued and outstanding, (ii) 36,466,007 shares of Series A-1 Preferred Stock, of which 36,466,007 shares are issued and outstanding and (iii) 11,891,089 shares of Series B-1 Convertible Redeemable Participating Preferred Stock ("Series B-1 Preferred Stock"), none of which shares are issued and outstanding. SCHEDULE A) sets forth, as of the Closing Date, a true and complete list of (x) the stockholders of the Company (including any trust or escrow agent arrangement created in connection with any employee stock option plan) and, opposite the name of each stockholder, the amount of all outstanding capital stock and Stock Equivalents owned by such stockholder and (y) the holders of Stock Equivalents and, opposite the name of each such holder, the amount of all Stock Equivalents owned by such holder. As of the date of this Agreement, the aggregate number of shares of restricted stock and options to purchase shares of Common Stock which may be issued under the Stock Option Plan is 12,000,000, of which the Company has agreed to granted 11,098,350. The Company has reserved an aggregate of 36,466,007 shares of Common Stock for issuance upon conversion of the Purchased Shares. SCHEDULE B sets forth the equivalent of the information set forth on SCHEDULE A, assuming the issuance and sale by the Company of up to 11,891,089 shares of Series B-1 Preferred Stock, at a purchase price per share of $.1265. Except as set forth on SCHEDULE A, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Stock Equivalents or (iii) other securities of the Company and there are no commitments, contracts, agreements, arrangements or understandings by the Company to issue any shares of the Company's capital stock or any Stock Equivalents or other securities of the Company. The Purchased Shares are duly authorized, and when issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens (other than those imposed by the Stockholders Agreement. The shares of Common Stock issuable upon conversion of the Purchased Shares have been duly reserved for issuance upon conversion of the Preferred Stock and, when issued in compliance with the provisions of the Restated Certificate of Incorporation, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights that have not been satisfied and will be free and clear of all other Liens (other than those imposed by the Stockholders Agreement). All of the issued and outstanding shares of Common Stock and Preferred Stock are all duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws.

                  (b) The Company does not directly or indirectly own or have any investment in any of the capital stock of, or any other proprietary interest in, any Person.

         3.6 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                ------------------------------------------------

         Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company as follows:

         4.1 EXISTENCE AND POWER. Such Purchaser (a) in the case of an entity, (i) is a limited partnership, corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation and (ii) has the requisite partnership, corporate or limited liability company, as the case may be, power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and (b) in the case of an individual, has the legal capacity to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

         4.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) in the case of an entity, (i) have been duly authorized by all necessary partnership, corporate or limited liability company, as the case may be, action, and (ii) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (b) (i) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of such Purchaser or any Requirement of Law applicable to such Purchaser and (ii) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

         4.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

         4.4 BINDING EFFECT. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         4.5 PURCHASE FOR OWN ACCOUNT. The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Purchased Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of its Purchased Shares and shares of Common Stock issuable upon conversion of its Purchased Shares to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR

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         PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS
         OF SUCH ACT AND SUCH LAWS.

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE STOCKHOLDERS AGREEMENT, DATED NOVEMBER 30, 2001, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

         4.6 RESTRICTED SECURITIES. Such Purchaser understands that the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein.

         4.7 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by such Purchaser in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

         4.8 ACCREDITED INVESTOR. Such Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

         4.9 INVESTMENT REPRESENTATION. Solely for establishing that the sale of Purchased Shares to such Purchaser is exempt from the registration requirements of Section 5 of the Securities Act and comparable provisions of state blue-sky laws and not in any way to mitigate the responsibility or liability of the Company for any breach of the representations and warranties made by it in this Agreement, on which such Purchaser is relying in full in connection with its decision to invest in the Company:

                  (a) No regulator has made any finding or determination relating to the fairness of the investment in the Purchased Shares, and no regulator has or will recommend or endorse the Purchased Shares.

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

                  (b) By reason of his business or financial experience, such Purchaser is capable of evaluating the merits and risks of this investment and of protecting his own interests in connection with this investment.

                  (c) During the course of this transaction and before acquiring the Purchased Shares, such Purchaser has been provided with such financial and other written information about Company that such Purchaser deemed was necessary.

                  (d) Such Purchaser has been given the opportunity by Company to obtain any information and to ask any questions concerning Company, the Purchased Shares and the investment that was felt necessary; and to the extent necessary, such Purchaser availed himself of that opportunity and received satisfactory information and answers.

                  (e) In reaching the decision to invest in the Purchased Shares, such Purchaser have carefully evaluated its financial resources and investment position and the risks associated with this investment; and such Purchaser acknowledges that it is able to bear the economic risks of this investment.

                                    ARTICLE V

                          CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE
                           --------------------------

         The obligation of the Purchasers to purchase the Purchased Shares to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, Purchasers of the following conditions on or before the Closing Date.

         5.1 FILING OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. The Amended and Restated Certificate of Incorporation shall have been duly filed by the Company with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, and the Purchasers shall have received evidence of such filing in form and substance reasonably satisfactory to Purchasers.

         5.2 STOCKHOLDERS AGREEMENT. The Company and each of the Purchasers shall have duly executed and delivered the Stockholders Agreement.

         5.3 REGISTRATION RIGHTS AGREEMENT. The Company and each of the Purchasers shall have duly executed and delivered the Registration Rights Agreement.

         5.4 SECRETARY'S CERTIFICATE. The Purchasers shall have received a certificate from the company, dated the Closing Date and signed by the

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

Secretary of the Company, clarifying (a) that the Company is in good standing with the Secretary of State of Delaware and (b) that the attached copies of the Amended and Restated Certificate of Incorporation, the By-Laws and resolutions of the Board of Directors approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect.

                                   ARTICLE VI

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE
                             -----------------------

         The obligation of the Company to issue and sell the Purchased Shares and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

         6.1 PAYMENT OF PURCHASE PRICE. Each Purchaser shall be prepared to pay the aggregate purchase price for the Purchased Shares to be purchased by such Purchaser.

         6.2 STOCKHOLDERS AGREEMENT. Each Purchaser shall have duly executed and delivered the Stockholders Agreement.

         6.3 REGISTRATION RIGHTS AGREEMENT. Each Purchaser shall have duly executed and delivered the Registration Rights Agreement.

                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

         The Company hereby covenants and agrees with the Purchasers as follows:

         7.1 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares, as provided in the Restated Certificate of Incorporation, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock are duly authorized and, when issued or delivered in accordance with the Restated Certificate of Incorporation, shall be validly issued, fully paid and non-assessable. The Company shall issue such shares of Common Stock, in accordance with the terms of the Restated Certificate of Incorporation, and otherwise comply with the terms hereof and thereof.

         7.2 BOOKS AND RECORDS. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all

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financial transactions and the assets and business of the Company in accordance with GAAP consistently applied.

                  FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each Purchaser, in form and substance satisfactory to Purchasers:

                  (a) as soon as available, but not later than thirty (30) days after the Closing Date, an unaudited financial statement of the Company (balance sheet and statement of operations) as of the Closing Date, taking into account the transactions contemplated by this Agreement.

                  (b) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited balance sheet of the Company as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm which report shall state without qualification that such financial statements present fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis;

                  (c) commencing with the six months ended June 30, 2002 as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited balance sheet of the Company, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP;

                  (d) if requested by any of the Purchasers, as promptly as practicable, but not later than five (5) days after the end of each fiscal year of the Company, a certificate signed by the Chief Executive Officer of the Company in customary form certifying that the Company is not a "foreign person" within the meaning of Section 1445 of the Code.

                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the date that is ninety (90) days after the receipt

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

by the Purchasers of audited financial statements of the Company for the fiscal year ending December 31, 2002 (or, if such fiscal year changes and no such audited consolidated financial statements are available, then the successor fiscal year), except for (a) Sections 3.1, 3.2, 3.4 and 3.5, which representations and warranties shall survive until the third anniversary of the Closing Date.

         8.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                  if to the Company:

                  NetPro Holdings, Inc.
                  10900 Wilshire Blvd., Suite 950
                  Los Angeles, CA  90024
                  Telecopy:  (310) 209-6160
                  Attention: Chief Executive Officer:

                  with a copy to:

                  Christensen, Miller, Fink, Jacobs, Glaser,
                  Weil & Shapiro
                  2121 Avenue of the Stars, 19th Floor
                  Los Angeles, CA  90067
                  Attention: Jeffrey C. Soza, Esq.

                  if to Change:

                  Change Technology Partners, Inc.
                  537 Steamboat Road
                  Greenwich, CT  06830
                  Telecopy: 203 661-1331

                  with a copy to:

                  Paul, Weiss, Rifkin, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, NY  10019-6064
                  Telecopy: 212 757-3990
                  Attention: James M. Dubin, Esq.

                  if to Adelson:

                  Adelson Investors, LLC
                  10900 Wilshire Blvd., Suite 950
                  Los Angeles, CA  90024
                  Telecopy:  (310) 209-6160
                  Attention: Paul Nadel

                  with a copy to:

                  Christensen, Miller, Fink, Jacobs,
                  Glaser, Weil & Shapiro
                  2121 Avenue of the Stars, 18th Floor
                  Los Angeles, CA  90064
                  Telecopy:  (310) 556-2920
                  Attention: Jeffrey C. Soza, Esq.

         All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

         8.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement or the other Transaction Documents to any of their respective Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         8.4      AMENDMENT AND WAIVER.

                  (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         8.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         8.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         8.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         8.9 RULES OF CONSTRUCTION. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

         8.10 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, the other Transaction Documents, the Assignment of Convertible Secured Note, dated as of the date hereof, between the Company and Change, and the Assignment of Convertible Note, dated as of the date hereof, between Company and Adelson are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

         8.12 PUBLICITY; CONFIDENTIALITY. Except as may be required by applicable Requirements of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby, the Purchasers or the business, technology and financial affairs of the Company, without prior approval by the other parties hereto; PROVIDED, HOWEVER, that nothing in this Agreement shall restrict any of the Purchasers from disclosing information (a) that is already publicly available, (b) that was known to such Purchaser on a non-confidential basis prior to its disclosure by the Company, (c) that may be required or appropriate in response to any summons or subpoena or in connection with any litigation, PROVIDED that such Purchaser will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and such Purchaser will use reasonable efforts to cooperate, at the expense of the Company, with the Company in pursuing any such protective order, (d) to the extent that such Purchaser reasonably believes it appropriate in order to protect its investment in the Purchased Shares in order to comply with any Requirement of Law, (e) to such Purchaser's or the Company's officers, directors, shareholders, advisors, employees, members, partners, controlling persons, auditors or counsel or (f) to Persons from whom releases, consents or approvals are required, or to whom notice is required to be provided, pursuant to the transactions contemplated by the Transaction Document. If any announcement is required by law or the rules of any securities exchange or market on which shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

         8.13 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Stock Purchase Agreement on the date first written above.


                           NETPRO HOLDINGS, INC.



                           By:  /s/ Paul Nadel
                                -----------------------------------------------
                                Name:   Paul Nadel
                                Title:  President


                           CHANGE TECHNOLOGY PARTNERS, INC.



                           By:  /s/ William Avery
                                -----------------------------------------------
                                Name:   William Avery
                                Title:  President and Chief Executive Officer


                           ADELSON INVESTORS, LLC



                           By:  /s/ Paul Nadel
                                -----------------------------------------------
                                Name:   Paul Nadel
                                Title:  President

                                  SCHEDULE 2.1
                                  ------------


                       PURCHASED SHARES AND CONSIDERATION
                       ----------------------------------



--------------------------------------------------------------------------------
         PURCHASER              PURCHASED SHARES        CONSIDERATION
--------------------------------------------------------------------------------

Change Technology Partners,        13,674,753   A Convertible Secured Note dated
Inc.                                            August 16, 2001, issued by
                                                Broadstream, Inc., bearing a
                                                face value of $600,000.

--------------------------------------------------------------------------------

Adelson Investors, LLC             22,791,254   A Convertible Secured Note dated
                                                August 16, 2001, issued by
                                                Broadstream, Inc., bearing a
                                                face value of $1,000,000.

--------------------------------------------------------------------------------

                        Total:     36,466,007

--------------------------------------------------------------------------------

                                   SCHEDULE A
                                   ----------

    Capitalization Assuming $1,500,000 of Series B-1 Preferred Stock is Sold



STOCKHOLDER                              SHARES                 PERCENTAGE

COMMON
------
Option Plan                          9,183,4511                     15.45%
Anthony Bay                          1,914,8992                      3.22%
Adelson Investors                             1                         0%
                              -----------------                 ----------
                                     11,098,351                     18.67%


SERIES A
--------
Adelson Investors                    22,791,254                     38.33%
Change                               13,674,753                     23.00%
                                     ----------                     ------
                                     36,466,007                     61.33%


SERIES B
--------
Investors                            11,891,089                     20.00%


Total                                59,455,446                    100.00%

------------------------
1    Subject to the exercise of the underlying options.

2    Subject to the exercise of the underlying options.

                                    EXHIBIT A
                                    ---------


                         BYLAWS OF NETPRO HOLDINGS, INC.

                                    EXHIBIT B
                                    ---------


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                    EXHIBIT C
                                    ---------


                          REGISTRATION RIGHTS AGREEMENT